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                              LIST OF SUBSIDIARIES
                         (DATED AS OF JANUARY 31, 1997)

          SUBSIDIARIES OF AFTERMARKET TECHNOLOGY CORP.:
               ATC Components, Inc.
               Aaron's Automotive Products, Inc.
               CRS Holdings Corp.
               Diverco Acquisition Corp.
               H.T.P., Inc.
               King-O-Matic Industries Limited
               Mamco Converters, Inc.
               Mascot Truck Parts Inc.
               Repco Acquisition Corp.
               RPM Merit, Inc.
               Tranzparts Acquisition Corp.
               10468 Newfoundland Inc.
               10469 Newfoundland Inc.

          SUBSIDIARIES OF AFTERMARKET TECHNOLOGY HOLDINGS CORP.:
               Aftermarket Technology Corp.

          SUBSIDIARIES OF CRS HOLDINGS CORP.:
               Component Remanufacturing Specialists, Inc.

          SUBSIDIARIES OF DIVERCO ACQUISITION CORP.:
               Diverco, Inc.

          SUBSIDIARIES OF MASCOT TRUCK PARTS INC.:
               Aldo's Driveline Inc. (50% owned by Mascot)

          SUBSIDIARES OF REPCO ACQUISITION CORP.:
               Replacement and Exchange Parts Co., Inc.

          SUBSIDIARES OF RPM MERIT, INC.:
               Partes Remanufacturadas De Mexico, S.A. De C.V.

          SUBSIDIARES OF TRANZPARTS ACQUISITION CORP.:
               Tranzparts, Inc.